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Exhibit 10.20

                                    AGREEMENT

     Agreement made this 15th day of May, 2001 by and between CTI Group (Holdings) Inc. ("CTI"), CTI Billing Solutions, Inc. ("Billing") and David A. Warren ("Warren").

     Whereas, CTI and Warren were parties with others to an Agreement and Plan of Merger dated as of April 5, 2000 ("Merger Agreement") which provided, among other things, for the merger of Celltech Information Systems, Inc. ("Celltech") into CTI (all capitalized terms not otherwise defined herein shall have the same meaning ascribed to them under the Merger Agreement);

     WHEREAS, pursuant to Section 1.7 of the Merger Agreement, Warren received at Closing 992,040 shares of CTI Class A Common Stock and the right to receive up to an additional 892,835 shares of CTI Class A Common Stock ("Escrow Stock");

     WHEREAS, under the terms of Section 1.17 of the Merger Agreement, Warren is entitled to 85 percent (85%) of any Escrow Stock that may be distributed;

     WHEREAS, pursuant to Section 1.17 of the Merger Agreement, 334,812 shares of the Escrow Stock were directed to be distributed to Warren (the "Warren Distributed Escrow Stock") and 59,082 shares of the Escrow Stock were directed to be distributed to the Minority Stockholders prior to the date of this Agreement;

     WHEREAS, pursuant to Section 1.17 of the Merger Agreement the remaining Escrow Stock was to be held, distributed to the Celltech Stockholders prior to April 30, 2003, or cancelled, as provided in such Section;

     WHEREAS, pursuant to the Merger Agreement, Billing and Warren entered into an Employment Agreement ("Employment Agreement");

     WHEREAS, under Article IX of the Merger Agreement, Warren, as Principal Stockholder, agreed to indemnify CTI upon certain conditions and in certain events;

     WHEREAS, in view of the fact that the business of Celltech on February 12, 2001 were substantially less than the business of Celltech on April 5, 2000, the parties have agreed to certain changes to the Merger Agreement (as pertains to the Warren Distributed Escrow Stock and any additional Escrow Stock to which Warren may hereafter be entitled) and to the Employment Agreement;

     NOW, THEREFORE, THIS AGREEMENT:


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     1. Warren's right to receive the Warren Distributed Escrow Stock and any additional Escrow Stock to which Warren may have become entitled is hereby terminated and CTI shall not be required to maintain in escrow the 892,835 shares of CTI Class A Common Stock being held for Warren's benefit. This adjustment to the Purchase Price in the Merger Agreement shall not affect the rights of the remaining Minority Stockholders to receive additional shares of the Escrow Stock in accordance with the terms of Section 1.17 of the Merger Agreement.

     2. Warren agrees that until December 31, 2005, with respect to the 992,040 shares of Class A Common Stock issued to him pursuant to the Merger Agreement (excluding however any of such shares hereafter sold by Warren) and with respect to any additional Common Stock of CTI that he may acquire, directly or indirectly ("collectively CTI Shares"), he shall vote or execute proxies in connection with any action to be taken by the shareholders of CTI in accordance with the recommendation of the Board of Directors of CTI. In the event of any solicitation of proxies, proxy contest, tender offer or exchange offer (as such terms are defined under the Securities Exchange Act of 1934, as amended and the regulations thereunder) by any entity, Warren shall take such action with respect to CTI Shares as the Board of Directors of CTI shall recommend to its shareholders generally.

     3. The Employment Contract is hereby modified as follows:

            A. Paragraph 1 is hereby amended to read as follows:

     1. Employment and Duties. Company shall employ Employee as Company's Division Vice President of Billing during the term of employment set forth in Section 2 hereof. Employee shall devote his full time, energy, skill and best efforts to the business and affairs of Company, and shall not, during the term of this Agreement, be engaged in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage; provided, however, that nothing in this Agreement shall prevent Employee from (i) engaging in charitable activities, or (ii) investing his assets in such form or manner as (A) will not require any services on Employee's part in the operations or the affairs of the Company in which such investments are made (other than services to Company and its affiliates) and (B) will not be an investment in any Company which competes, directly or indirectly, with Company in any manner; provided, however, that the activities permitted in the foregoing subsections (i) and
     (ii) shall not, either alone or together with other activities permitted under those subsections, interfere in any material way with Employee's responsibilities under this Agreement. Employee shall have such


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     responsibilities and duties, consistent with his position and expertise, as may from time to time be prescribed by Company's President. Such duties will include:

     (i) Assisting the Company in pursuing its legal claims against Consumer Cellular for premature termination of its contract with the Company;

     (ii) Making immediate staff cuts in the Houston overhead costs relative to the current revenue stream but in accordance with retaining such revenue stream and key personnel domain knowledge;

     (iii) Working with Bill Miller and Tony Johns in planning an orderly transition of the business revenues and key personnel to Indianapolis by September 30, 2001. In the event such key personnel are unable or unwilling to relocate, a cross training plan for existing Indianapolis personnel will be instigated such that the business can operate effectively from Indianapolis by September 30, 2001; and

     (iv) Assisting in arranging for the sub-letting of the Houston premises and in negotiating termination of equipment leases as appropriate.

            B. Paragraph 2 is hereby modified to read as follows:

            2. Term. The term of Employee's employment under this Agreement shall commence on the Effective Time as defined in the Merger Agreement, and end on December 31, 2001, unless sooner terminated in accordance with the other provisions of this Agreement (the "Term").

            C. Paragraph 3.1 is hereby modified to read as follows:

            3.1 Salary. Company shall pay to Employee as compensation for all services rendered hereunder a base salary at the rate of $16,666.67 per month until May 31, 2001 and at the rate of $14,583.33 per month commencing June 1, 2001 ("Salary"), payable in accordance with Company's normal payroll practices for employees. Company shall deduct or cause to be deducted from the Salary all taxes and amounts required by law to be withheld.

            D. Paragraph 3.3 is eliminated.

            E. Paragraph 3.4.3 is eliminated.

            F. Paragraph 4.2.1 is amended to read as follows:


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            4.2.1 Termination upon Death. Employee's employment with Company and all of Employee's rights to compensation and benefits hereunder shall automatically terminate upon his death, except that Employee's heirs, personal representatives or estate shall be entitled to any unpaid portion of his Salary and accrued benefits up to the Date of Termination and shall also be entitled to reimbursement for any Business Expenses properly incurred by Employee.

            G. Paragraph 6.1 is amended to replace the notice to be given to Klehr, Harrison, Harvey, Branzburg & Ellers LLP with the following:

                    Blank Rome Comisky & McCauley LLP
                    A Pennsylvania LLP
                    210 Lake Drive East, Suite 200
                    Cherry Hill, NJ 08002
                    Facsimile: (856) 779-7647

                    Attention: A. Fred Ruttenberg, Esquire

     4. CTI and Billing hereby acknowledge that Warren makes no admission with respect to the alleged breach of the representations and warranties contained in
Section 2.22 of the Merger Agreement.

     5. Warren's obligation to indemnify CTI and Billing with respect to the representations and warranties contained in Section 2.22 of the Merger Agreement is, in consideration of the premises and the other consideration herein recited, hereby terminated and CTI and Billing, jointly and severally, hereby release Warren from the terms thereof with respect to all existing and future claims that arise therefrom.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                        CTI Group (Holdings) Inc.


                                        By /s/ Anthony Johns
                                           -------------------------------------

                                        CTI Billing Solutions, Inc.


                                        By /s/ Anthony Johns
                                           -------------------------------------

                                           /s/ David A. Warren
                                           -------------------------------------
                                           DAVID A. WARREN


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